UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 AMENDMENT NO. 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIDGEWATER PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	700	33-1231170
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

78 Shorncliffe Road
Etobicoke, Ontario, Canada M8Z 5K5
Phone:  416-659-8907
(Address, including zip code, and telephone number,
Including area code, of registrant's principal executive offices)

Harold P. Gewerter, Esq, Ltd.
5536 S. Ft. Apache #102
Las Vegas, NV 89148
Phone: (702) 382-1714 Fax: (702) 382-1759
harold@gwewerterlaw.com
 (Name, address, including zip code, and telephone number,
Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                                              Accelerated filer [  ]
Non-accelerated filer   [   ] (Do not check if a smaller reporting company)                                                                                                                                                                          Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by the Company	5,000,000	$0.015	$75,000	$9.66

(1) Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common      stock was $0.002 per share for 5,000,000 shares to an officer and director.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration  statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
BRIDGEWATER PLATFORMS INC.
5,000,000 Shares of Common Stock
$0.015 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of Bridgewater Platforms Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 5,000,000 shares of our common stock.  The offering is being made on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers and directors, Emanuel Oliveira and Eric Davies.  They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.015 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  If 100% of the shares being offered are sold, the Company will receive net proceeds of $75,000.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares. The shares being offered by the Company will be offered for a period of two-hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.  The Company will not place funds from investors into an escrow account.  All funds received will be immediately available to the Company.

Bridgewater Platforms Inc. is in the development stage and currently has minimal business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Bridgewater Platforms Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Bridgewater Platforms Inc. is not a blank check Company and does not have plans or intentions to engage in a business combination following this offering.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Bridgewater Platforms" and "Company" are to Bridgewater Platforms Inc.  References to "Bridgewater Construction" are to Bridgewater Construction Ltd., our operating subsidiary.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Bridgewater Platforms Inc. was incorporated in the State of Nevada on May 6, 2014.  Bridgewater Platforms Inc., incorporated a wholly owned subsidiary in the Province of Ontario, Canada on May 20, 2014, called Bridgewater Construction Ltd.

Bridgewater Platforms' wholly owned subsidiary, Bridgewater Construction Ltd. operates as a landscape design and construction services business.  The Company currently offers landscaping and minor construction services and intends to expand its business and to develop a new outdoor pool covering product and service that will help northern cold-climate homeowners solve the dilemma of what to do with their pools over the fall, winter, and spring months when pool use is not possible.

Bridgewater Platforms currently owns the domain name www.bridgewaterplatforms.com and we will develop a website once we raise funds from this offering.  Bridgewater Construction currently owns the domain name www.bridgewaterconstruction.ca and we plan to fully develop the website from proceeds from our current offering.

We are in the development stage  and in September, 2014, we began to generate revenues from landscaping and small construction projects. The Company intents to continue to provide landscaping and minor construction services, while it simultaneously develops and brings its pool covering system into fruition once it has raised funds from its current offering.   We are currently focusing on the Ontario, Canada market and hope to expand to the rest of Canada and northern United States in the future.
During the three months ended October 31, 2014, we generated $3,331 in revenue from landscaping construction projects. We did not generate any revenue during inception (May 6, 2014) to July 31, 2014. We have been issued a "substantial doubt" going concern opinion from our auditors and the majority of our assets are our cash and cash equivalents of $9,030 and accounts receivable of $1,372 at October 31, 2014. Our cash balance as at December 31, 2014 was approximately $8,700.  Our officers have agreed to advance funds as needed until the public offering is completed or sufficient shares have not been sold to proceed with the development of the Company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Bridgewater Platforms business and corporate address is 78 Shorncliffe Road, Etobicoke, Ontario, Canada M8Z 5K5.  Our telephone number is 416-659-8907 and our registered agent for service of process is Harold P. Gewerter, Esq. Ltd, 5536 S. Fort Apache Rd., Ste 102, Las Vegas, Nevada, 89148.  Our fiscal year end is July 31.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Emanuel Oliveira and Eric Davies each purchased 2,500,000 shares of our common stock at $0.002 on May 6, 2014 and September 26, 2014, respectively for $5,000 each. During the three months ended October 31, 2014 reported $3,331 revenue and a net loss of $6,725. During the period from May 6, 2014 (inception) to July 31, 2014, we reported $nil revenue and a net loss of $4,366. As at October 31, 2014, we had an accumulated deficit of $11,091. Our independent auditors have issued an audit opinion for Bridgewater Platforms, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 5,000,000 shares of our common stock.    All of the shares being registered for sale by the Company will be sold at a price per share of $0.015 for the duration of the Offering.

We will be selling the 5,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Bridgewater is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.
The exemptions available to the Company as an Emerging Growth Company are also available to the Company as a Smaller Reporting Company.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	5,000,000 shares of common stock: This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share	All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.015 for the duration of the Offering.

Securities Issued and	5,000,000 shares of common stock are issued and outstanding
Outstanding	before the offering and 10,000,000 shares will be outstanding after the Offering, assuming all shares are sold. However, if only 75%, 50% or 25% of the shares being offered are sold, there will be 8,750,000, 7,500,000 or 6,250,000 shares outstanding, respectively.

Offering Proceeds	$75,000 assuming 100% of the shares being sold. However, if only 75%, 50% or 25% of the shares being offered are sold, the proceeds will be $56,250, $37,500 or $18,750, respectively.

Registration costs	We estimate our total offering registration costs to be $13,000. If we experience a shortage of funds prior to funding, our directors have verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our two executive officers and directors will own 50% of our common stock.  However, if only 75%, 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 57.1, 66.7% or 80%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With Bridgewater Platforms Inc.:

Our independent auditors have issued an audit opinion for Bridgewater Platforms which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have loses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on May 6, 2014, and we have not fully developed our business operations and have not yet realized sufficient revenue to cover operating costs.  We did not have sufficient operating history upon which an evaluation of our future success or failure can be made. We have an accumulated deficit of $ 11,091 since inception to October 31, 2014, of which approximately $9,500 is for professional fees in connection with this Offering.  Our ability to maintain profitability and positive cash flow is dependent upon:

•	Completion of this Offering,
•	Our ability to attract new customers who will buy our good and services,
•	Our ability to generate sufficient revenue through the sale of our goods and services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because Messrs. Emanuel Oliveira and Eric Davies (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-50% of their time, or 8-20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Oliveira and Davies.  Mr. Oliveira will devote 50%, or up to 20 hours per week and Mr. Davies will devote 20%, or up to 8 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Bridgewater Platforms Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholders have significant influence over the Company.

As of December 31, 2014, Emanuel Oliveira, the Company's Chief Executive Officer and Eric Davies, the Company's Secretary, combined owns 100% of the outstanding common stock, which becomes 50% if all of the shares offered are sold.  As a result, Messrs. Oliveira and Davies possess significant influence over our affairs.  Their stock ownership and relationships with members of our board of directors, of which Messrs. Oliveira and Davies are the only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Two investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two investors, our President and Secretary, own a controlling interest in our outstanding common stock on a primary basis.  As a result, they have the ability to control all matters submitted to the stockholders of Bridgewater Platforms for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Bridgewater Platforms will be unable to affect the outcome of stockholder voting as long as Messrs. Oliveira and Davies retains a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Our management has never been responsible for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

U.S. investors may not be able to enforce their civil liabilities against our company or certain of our directors, controlling persons and officers located outside of the United States.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our Company outside of the United States.  Our officer and director is not a resident of the United States, and all or substantial portions of his assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common stock to effect service of process on him within the United States or to make effective recovery in the United States by enforcing any judgments rendered against him.  In addition, if a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against us or our director and officer, it may, depending on the jurisdiction, be difficult to enforce the judgment in the non-U.S. courts against us and any of our non-U.S. resident executive officers or directors.  Accordingly, U.S. shareholders may be forced to bring legal proceedings against us and our director and officer under Canadian law and in the Canadian courts in order to enforce any claims that they may have against us or our director and officer.  The enforceability of a U.S. judgment in the Canada will depend on the particular facts of the case, as well as the laws and treaties in effect at the time.   Nevertheless, it may be difficult for U.S. shareholders to bring an original action in the Canadian courts to enforce liabilities based on the U.S. federal securities laws against us and any of our non-U.S. resident executive officers or directors.

Potential Product Liability

Our pool coverings will have a non-slip, gritty finish and we will go out of our way to explain to customers the dangers of walking on them in cold, icy conditions. And it is our view that the same care that customers should take in walking on any solid surface in winter should be applied to our pool covering system as well.  The company has not taken out additional liability insurance on its covering systems as it believes that its platform should be treated no differently than any other solid, walkable and potentially slippery snowy surface. And, as with all of the signed business invoices, it shall specifically state that the Company assumes no liability for personal injury or damage to property that results from the intended or unintended use of Bridgewater platforms.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2015, including a Form 10-K for the year ended July 31, 2015, assuming this registration statement is declared effective before that date. At or prior to July 31, 2015, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on July 31, 2015. If we do not file a registration statement on Form 8-A at or prior to July 31, 2015, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Bridgewater Platforms or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  As at December 31, 2014 we have approximately $8,700 cash on hand.  Should the Company experience a shortfall of the registration statement costs, these offering expenses will be loaned by the officers.  There is no formal agreement in place.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our Officers And Directors Currently Own 100% Of The Issued And Outstanding Stock And Will Continue to Control at least 50% Of The Company`s Issued And Outstanding Common Stock After This Offering if all the shares being offered are sold.

Presently, the Company's Officers and Directors beneficially own 5,000,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Bridgewater Platforms shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholders, Officers and Directors will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officers and Directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our  Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders, and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $75,000 (100%), $56,250 (75%), $37,500 (50%), or $18,750 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$15,000	$15,000	$15,000	$15,000
Websites	5,000	5,000	5,000	3,750
Advertising & Marketing	13,500	13,500	8,000	-
Production Equipment	20,000	20,000	9,500	-
Working Capital	24,500	2,750	-	-
Total	$75,000	$56,250	$37,500	$18,750

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website: Pertains to the payments that will be made to the development and rebranding of our corporate website www.bridgewaterplatforms.com and our subsidiary website www.bridgewaterconstruction.ca.

Advertising & Marketing: Pertains to the cost of advertising and marketing our pool platform covering system, as well as marketing our landscape design and construction solutions.

Production Equipment: Pertains to the cost of purchasing key equipment needed to construct pool platforms.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $75,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50% or 25% of this Offering:

If only 75% of this Offering is sold, Bridgewater Platforms estimates that this would still provide still provide sufficient capital to fully develop the websites, spend the full amount on advertising and marketing, and production equipment.  We would only be able to allocate $2,750 to general working capital.

If only 50% of this Offering is sold, Bridgewater Platforms estimates that this would provide sufficient capital to commence and finish development of our new websites, but we would only be able to spend $8,000 on advertising and marketing and only $9,500 on production equipment.  Under this scenario, we estimate that we would be able to continue to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also allocate $3,750 to development of our websites www.bridgewaterplatforms.com and www.bridgewaterconstruction.ca.  Based on raising only 25% or $18,750, we will not be able to allocate any funds to advertising and marketing or production equipment.  This would seriously hinder the development of our business and our ability to grow our revenues.

If we do not raise or generate through revenues sufficient funds to cover professional fees, estimated to be $15,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.
We feel we need to raise $37,500 in offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $75,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to
*	the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of October 31, 2014, the net tangible book value of our shares of common stock was approximately $1,897 or approximately $0.0004 per share based upon 5,000,000 shares outstanding.

	100% (5,000,000 Shares)	75% (3,750,000 Shares)	50% (2,500,000 Shares)	25% (1,250,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.0004	0.0004	0.0004	0.0004
Net Tangible Book Value Per Share After Stock Sale	0.0077	0.0066	0.0053	0.0033
Increase in net book value per share due to stock sale	0.0073	0.0062	0.0049	0.0029
Dilution (subscription price of $0.015 less NBV per share) to purchasing shareholders	0.0073	0.0084	0.0097	0.0117

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten ("best-efforts") Offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Emanuel Oliveira and Eric Davies, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. Our officers will solicit these friends, family members, and business associatates via telephone, personal contact and email and will provide them with the necessary prospectus and subscription agreement. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our officers are underwriters as it relates to this offering.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.015 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 5,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to "Bridgewater Platforms Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non‑assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non‑assessable.  Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 5,000,000 shares are sold), the present stockholders will own 50% of our outstanding shares and the purchasers in this Offering will own 50%.  If 75%, 50% or 25% (3,750,000, 2,500,000 or 1,250,000) shares are sold, the present stockholders will own 57.1%, 66.7% or 80% of our outstanding shares, respectively and the purchasers in this Offering will own 42.9%, 33.3% or 20%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our unaudited interim financial statements for the three months ended October 31, 2014 and the audited statements for the period from inception (May 6, 2014) through July 31, 2014 are included in this prospectus.  Messineo & Co, CPA's, LLC, 2471 North McMullen Booth Road, Suite 302, Clearwater, FL 33759, has reviewed our October 31, 2014 interim financial statements and audited our July 31, 2014 year end financial statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Harold P. Gewerter, ESQ, Ltd., 5536 S. Ft. Apache #102, Las Vegas, NV 89148 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Bridgewater Platforms Inc. was incorporated in the State of Nevada on May 6, 2014.  Bridgewater Platforms Inc., incorporated a wholly owned subsidiary in the Province of Ontario, Canada on May 20, 2014, called Bridgewater Construction Ltd.  Our fiscal year end is July 31.  The company's address is, 78 Shorncliffe Road, Etobicoke, Ontario, Canada M8Z 5K5. The telephone number is 416-659-8907.

Bridgewater Platforms Inc. has $3,331 in revenue, a net loss of $6,725 during the three months ended October 31, 2014 and  an accumulated deficit of $11,091 for the period since inception (May 6, 2014) to October 31, 2014, and had $9,030 of cash on hand at October 31, 2014.  We have relied upon the sale of our securities from our corporate officers and directors for funding. Bridgewater began generating revenue in September 2014 from landscaping and minor construction services.

Bridgewater Platforms has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Bridgewater Platforms, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Bridgewater Platforms Inc., through its wholly-owned Canada-based subsidiary Bridgewater Construction Inc., plans to develop a product and service that will help northern cold-climate homeowners solve the dilemma of what to do with their pools over the fall, winter, and spring months when pool use is not possible.  Currently, homeowners use makeshift covers of various materials or resort to installing more elaborate systems that involve drilling anchors or other hardware into the cement or stone pool deck.  These solutions can provide some degree of protection from debris entering the pool; however, they are not a secure solution to preventing animals, children, or other unwanted objects from the dangers of unsecured water.  Additionally, these systems fail to address another core concern for homeowners in Northern climates:  extensive garden space taken up by the pool itself is often rendered useless for 6-8 months of the year from fall to spring when swimming is not possible.  Bridgewater Platforms presents an innovative solution that will solve concerns that relate to issues of maintenance, safety, and functional utilization of backyard space.

When the Company conducted its market research it found demand for other backyard services such as landscape design and construction. Given that the pool covering system is still under development, the company has expanded its services to include landscape design and construction. Hence, commencing in October 2014, the Company began generating revenue from these services.

As mentioned, Bridgewater Platforms is developing a modular pool-covering system that will be part of a full-service program for the homeowner.  Custom designed and engineered platforms composed of structural grade recycled materials are individually tailored for each pool space.  For routine seasonal care, Bridgewater Platforms will install the platforms in fall, and return in spring to remove and store the elements in our own facility.  Additionally, Bridgewater services may be used for any single day pool coverage when clients require a larger ground space in their yard for hosting summer events.  The platforms will conform to engineering standards required for live and dead loads.  With the unique modular system, this can be achieved without any intrusive anchoring or drilling into the pool deck. Our worry-free service takes care of everything from the design, installation, shipping, and storage of each respective pool covering.

The market for our service extends to all Canadian and Northern United States in-ground pool owners.  This represents a significantly large market that currently is not serviced or perhaps not even aware that this innovative solution exists. Our research indicates that there is no other comparable competing product or system in the market place.  A primary goal of our start-up phase is to disseminate and promote this all-encompassing winter pool conversion solution, and highlight that it represents a worry-free solution for all in-ground pool owners.

It is also possible that warm climate pool owners may also have the need for an intermittent, structurally-sound pool covering for hosting gatherings and/or parties in their backyard.  In this situation more ground space can be provided and thus represents yet another market for our short-term pool coverage solution.

In terms of sourcing the raw materials for our system, Mr. Oliveira has been operating in the Toronto landscaping and construction industry for the past 26 years.  He has established a reliable network of material suppliers, and that includes suppliers of durable recycled building materials. The Company is benefiting from these preexisting relationships in that Mr. Oliveira has opened these channels up for Company use. So while the pool platform materials have been sourced and the suppliers identified, there are no formal supplier agreements in place as of now.

The Company will also require machinery and equipment to produce its pool platform system, and it is in the process of sourcing them now. The usual assortment of gear is required to build a platform: from saws, lathes, tools and so forth. However, a unique piece of equipment comes in the form of 3-D printing.  Measurements from the backyard pool area can be correlated into a 3-D image of the pool platform.  This has proven to be helpful in the prefabrication of other projects and the Company expects this technology to aid in its own construction. 3-D imaging has been budgeted into the start-up budget under production equipment.  Mr. Oliveira has also agreed in this start-up phase to let the Company utilize the warehouse, fabrication equipment and vehicles of Oliveira Construction ltd.
In regard to our production capacity, at present we are only able to create mock-up pool covering prototypes, but by May 2015, we plan on being able to produce 2 finished platforms per week.  And as the marketing takes hold and more leads come in, we will be able to scale up production as needed on a seasonal basis.
We project a turnaround time of between three to four weeks from when we first receive a customer order to when we actually deliver the platform. We will also prioritize according to the urgency.  For example: if the customer orders the cover in the spring and they do not plan on doing any extraordinary summer events, we will target the completion for September.  In the case where the customer orders the platform in late August and needs it for the winter, we will press the 3-4 week production time to make sure the cover is ready for the cold weather.  Our overarching goal is to make sure that every ordered cover is ready for the fall closing. The seasonal nature of the business permits flexibility in production and lead time for marketing.
The genesis of this concept came organically.  And by organic we mean that the demand was recognized by doing other backyard landscaping projects over the past decade. Customers frequently asked Mr. Oliveira if there was something he could do with their pool in the winter; and for several close clients Mr. Oliveira has already produced a few prototypes and has been constantly refining the design with each variation. The demand that Mr. Olivera perceived is driving this larger and more comprehensive project.  Hence, The Company enjoys both the practical construction and engineering experience to build our pool covering system, and it also has the connections to properly source the materials and supply the labor.
To be profitable the company estimates that it will need to sell 10 units per month at a minimum.

Distribution Methods

Potential customers will find our landscape design and construction and pool bridging systems via a marketing campaign that will leverage the internet and select industry publications. The initial test market will be in the cold weather market of Toronto, Canada.

Status of Publicly Announced New Products or Services

Bridgewater Platforms has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Bridgewater Platforms' Position in the Industry

There is a number of different landscape design and construction and pool covering businesses in the marketplace, however, they primarily offer a soft cover solution that sees anchors dilled into pool decks to support an elasticized cover that is stretched over the pool in winter. These covers can be walked on in emergencies, but it is generally not recommended as a standard practice. There are also cases where the structural integrity of these soft cover systems commonly fails even with simple dead loads of rain and snow. In addition, while these covers do provide a measure of coverage, the space is still rendered unusable for the period that the cover is installed.

Bridgewater Platforms plans to enter the marketplace with a solution that provides a higher degree of safety and at the same time enables the previously unusable space to be walked-on for social gatherings as required on a day-to-day basis and at little to no effort on the part of the customer. The covers will be engineered to meet safety requirements for live and dead loads. And all the customer will have to do is call to request the installation and removal dates.  The Company also plans to be able to provide this service outside of the traditional spring removal and fall installation periods, for customers that may wish to hold a special back yard event. The Company will arrive the day before the event to install the platform, and remove it the day after. These special requests would be outside of the normal seasonal service and would be subject to extra charges.

Talent Sources and Names of Principal Suppliers

Bridgewater Platforms is leveraging the experience of its President, Emanuel Oliveira.  Mr. Oliveira owns an existing and established Toronto soft and hard landscaping company, working on projects the size of which range from weeks to years in Canada's largest market.  Mr. Oliveira has recognized the need for a more substantial pool covering system in cold-weather cities.  Mr. Oliveira has agreed to dedicate part of his workshop and storage space to the Company for this start-up phase.

As we continue to grow we will seek the services of new qualified staff members or outside contractors.

Dependence on one or a few major customers

Bridgewater Platforms is still in the development stage but began to service customers in September 2014. Bridgewater does expect to be dependent on one or only a few major customers.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark.  We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

Bridgewater Platforms has no employees, and will be largely reliant on the efforts of the officers and director to help the Company get off the ground. The officers and directors will be donating their time and employees and/or contractors will be added as required.

Reports to Security Holders

Once this Offering is declared effective, Bridgewater Platforms will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding Bridgewater Platforms and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Bridgewater Platforms' principal business and corporate address is 78 Shorncliffe Road, Etobicoke, Ontario, Canada M8Z 5K5; the telephone number is 416-659-8907.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

Bridgewater Platforms does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 5,000,000 shares of common stock outstanding as of December 31, 2014, 5,000,000 were owned by Messrs. Oliveira and Davies and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have two (2) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 5,000,000 of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 5,000,000 restricted shares, or 100% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	Three Months Ended October 31, 2014	From Inception (May 6, 2014) to July 31, 2014
Total revenue	$3,331	$-
Gross profit	$2,021	$-
Total operating expenses	$8,746	$4,366
Operating loss	$(6,725)	$(4,366)
Net loss	$(6,725)	$(4,366)
Other comprehensive loss	$(12)	$-
Total comprehensive loss	$(6,737)	$-
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	$3,478,261	$2,500,000

	Three Months Ended October 31, 2014	From Inception (May 6, 2014) to July 31, 2014
Cash used in operating activities	$(895)	$(75)
Cash provided by financing activities	$5,000	$5,000
Cash and cash equivalents on hand	$9,030	$4,925

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Bridgewater Platforms Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

During the three months ended October 31, 2014, we generated $3,331 revenues and had a net loss of $6,725.  We did not generate revenue and had a net loss of $4,366 during the period from inception through July 31, 2014. At October 31, 2014, we had an accumulated deficit of $11,091.

	October 31, 2014	July 31, 2014
Cash	$9,030	$4,925
Total assets	$10,402	$4,925
Total liabilities	$8,505	$4,291
Stockholders' equity	$1,897	$634

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses.  Accordingly, we are attempting to raise sufficient capital from sources.  Our only other source for cash at this time is investments by others and loans from our officers and directors.  We must raise cash or increase our revenues to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Bridgewater Platforms is a development stage company that has limited operations, no revenue, limited financial backing and limited assets. The Company began to generate revenues in September 2014. Our plan is to further develop and grow our operations.

Our plan once we complete our offering to April 30, 2015 is to finalize our core brand and logo, as well as develop a commercial grade website. The website will be able to take customer inquiries and channel their interest into a viable source of leads. The website bridgewaterconstruction.ca will be optimized in the Toronto market first, and keywords that revolve around 'landscape design', 'pools' and 'coverings' will be targeted.  A pay per click (PPC) campaign will also be undertaken using both Google and Bing that will also target the same related keywords.

In this early development stage, the company has commenced the generation of revenues. Landscape design leads from referrals and miscellaneous inquiries are currently coming in and the Company completed its first project in September and was paid on its first project in October, 2014. It is expected that the first iteration of the Company's website will be finished by the end of March, 2015, and our inaugural Google Adwords marketing will commence shortly thereafter.

The target date for our grassroots marketing efforts will be the late spring of 2015. Local pool stores and pool equipment suppliers will be approached in the late winter and early spring. The Company will develop appropriate marketing materials that will highlight the benefits of our product and disseminate our message to potential partners. The Company is keen to develop a Pool Servicers referral program that will see commissions paid for customer referrals that turn into sales.

The second phase of development from May 1, 2015 to September 30th, 2015 will see the Company position itself for pool platform production. The workshop and equipment will be in place as well as our website and marketing materials. Our grassroots efforts will also be afoot with a referral outreach program in place. The Company will continue to take on landscape construction projects as they come up. It hoped that our first pool platform will roll out of our workshop during this second phase of development and be staged for fall 2015 installation. The target date for our first pool platform installation will be October 1st, 2015. It is estimated that the cost of this second phase of development will be $20,000. The costs will include a Google Adwords marketing campaign, labor and rent expenses, as well as the material costs to produce the first platforms. It is hoped that these costs will be defrayed by our landscape revenues as well as initial deposits from pool platform customers. The customer will be expected to put 50% down on each pool platform ordered, with the balance is due upon installation. Once installed, customers will pay an annual fee that will cover seasonal installation, take-down, and summer storage.

During the first year of operation, our officers and directors are providing their labor at no charge and was reported as additional paid-in capital.  Additional employees/contractors will be added as required.

In the event that we are unable to raise suffcient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  Our officers have agreed to advance funds as needed until the public offering is completed or sufficient shares have not been sold to proceed with the development of the Company.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

During the next year of operations, our officers and directors will also provide their labor at no charge.  We will hire new employees or contractors only if demand in our services or products require it during the next 12 months of operation.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements, and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will be dependent upon whether we can sustain and/or increase our sales revenue.

If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have generated limited revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover the completion of our Offering.  Our officers have agreed to advance funds as needed until the public offering is completed or sufficient shares have not been sold to proceed with the development of the Company.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.  During the next year of operations, our officers and directors will also provide their labor at no charge and is reported as additional paid-in capital in our financial statements.

If we are unable to meet our needs for cash from either our future revenues, or the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations and our business may cease operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Emanuel Oliveira and Eric Davies each purchased 2,500,000 shares of our common stock at $0.002 on May 6, 2014 and September 26, 2014, respectively for $5,000 each. During the three month ended October 31, 2014, we reported $3,331 revenue and a net loss of $6,725.  During the period from May 6, 2014 (inception) to July 31, 2014, we reported $0 revenue and a net loss of $4,366. As at October 31, 2014, we had accumulated deficit of $11,091. Our independent auditors have issued an audit opinion for Bridgewater Platforms, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

At present, we do not have enough cash on hand to cover the completion of our Offering.  Our officers have agreed to advance funds as needed until the public offering is completed or sufficient shares have not been sold to proceed with the development of the Company.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $75,000, from this Offering.  However, if we raise $56,250 or $37,500, we feel this is sufficient to further develop the business for the next 12 months.  If we are only able to raise $18,750, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $15,000 to cover professional fees for the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents, accounts receivables and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Emanuel Oliveira	47	President, Chief Executive Officer (CEO),
78 Shorncliffe Road		Chief Financial Officer (CFO), Treasurer, and Director
Etobicoke, Ontario M8Z 5K5

Eric Davies	52	Secretary and Director
78 Shorncliffe Road
Etobicoke, Ontario M8Z 5K5

Emanuel Oliveira has held the positions of Director since May 6, 2014 and of president, CEO, CFO, treasurer, since May 8, 2014.  He held the position of secretary from May 8, 2014 until September 1, 2014.  Eric Davies has held the positions of Director and secretary since September 1, 2014.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Emanuel Oliveira, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  Eric Davies, our Secretary, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Mr. Oliveira will continue to devote up 50% of his time (20 hours per week) to manage the affairs of the Company.  Mr. Davies will continue to devote up to 20% (8 hours per week) of his time to manage the affairs of the Company.

No executive officer or directors of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, directors or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or directors of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Emanuel Oliveira

Manny Oliveira is Founder and Owner of Oliveira Landscaping, a Toronto-based company established in 2001. Manny has over 26 years' experience in the construction and landscaping industry. Mr. Oliveira has dedicated himself to building a business that reflects the highest standards of materials and workmanship, and he is bringing this expertise to Bridgewater Platforms. Mr. Oliveira first recognized the demand for a hard cover pool platform while working on landscape projects for clients that asked him if he could also figure out what to do with their pools in winter. Upon reflection and a bit of experimentation, Mr. Oliveira devised the Bridgewater Platform solution.  This makes Mr. Oliveira an essential element to this project as it is his driving force and vision that is bringing the concept to fruition.  Mr. Oliveira has the experience, the expertise, and the vision to direct the project, and he also has the industry connections to ensure that it is done in a cost effective manner. Mr. Oliveira is also a member of construction and landscaping associations in the Toronto market, and has entered projects into landscaping and architectural competitions.

Eric Davies
Eric Davies brings a complementary aspect to this project in that he also has experience in top-end construction, but specializes to a greater degree in on-site carpentry, woodworking, and 3-D imaging.  Mr. Davies has taken a keen interest in the project not only for its practical construction elements, but also for the ability to apply 3-D imaging to the engineering and design. For the past 17 years, Mr. Davies has owned Davies Carpentry Ltd. in Toronto, and he also has specialized training in Architectural Technology that was gained at Ryerson University (Toronto, Canada).  The combination of Mr. Oliveira and Mr. Davies provides a synergy of experience, leadership, and practical knowledge that will contribute to the success of Bridgewater Platforms.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (May 6, 2014) to the year ended July 31, 2014, no compensation has been accrued by or paid to

(i)	any individual serving as Bridgewater Platforms' principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Bridgewater Platforms' two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Bridgewater Platforms at the end of the period.

The following table sets forth for the fiscal year ended July 31, 2014, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Eric Davies, Secretary	2014	0	0	0	0	0	0	0	0

Emanuel Oliveira, President, CEO, CFO, Treasurer	2014	0	0	0	0	0	0	0	0

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and have and are not considered to be employees of the Company.  No other compensation has been or is planned to be paid.

We have not paid any salaries in 2014, and we do not anticipate paying any salaries at any time during the fiscal year ending July 31, 2015.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the year ended July 31, 2014, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Emanuel Oliveira 78 Shorncliffe Road, Etobicoke, Ontario, M8Z 5K5	2,500,000	50%

Common	Eric Davies 78 Shorncliffe Road, Etobicoke, Ontario, M8Z 5K5	2,500,000	50%

Common	Directors and Officers as a Group (2 individuals)	5,000,000	100%

(1)	The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company. We have no other promoters.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 5,000,000 shares issued and outstanding as of December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.

Emanuel Oliveira and Eric Davies each purchased 2,500,000 shares of our common stock at $0.002 on May 6, 2014 and September 26, 2014, respectively for $5,000 each.

The controlling shareholders are our officers and directors, have indicated that they have considered funding continuing operations during the development stage; however there is no written commitment to this effect and as of this filing no funds have been provided.

Shareholder loan

As at October 31, 2014 and July 31, 2014, there were no shareholder loans outstanding.

Messrs. Oliveira and Davies are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.  The physical and mailing address for the Company is provided by Mr. Oliveira who is an officer at no cost to the Company.

Transactions with Related Persons

•	On May 6, 2014, the company issued 2,500,000 shares of common stock to Emanuel Oliveira at $.002 per share for $5,000 cash.
•	On September 26, 2014, the company issued 2,500,000 shares of common stock to Eric Davies at $.002 per share for $5,000 cash.

Directors Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•        Unaudited Interim Financial Statements for the three months ended October 31, 2014:
•        Audited Financial Statements for the period from Inception (May 6, 2014) to the period ended July 31, 2014:

BRIDGEWATER PLATFORMS INC.
INDEX TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
October 31, 2014

Page
36
Consolidated Balance Sheets
37
Consolidated Statement of Operations
38
Consolidated Statements of Stockholders' Equity
39
Consolidated Statement of Cash Flows
40
Notes to the Consolidated Interim Financial Statements

BRIDGEWATER PLATFORMS INC.
Consolidated Balance Sheets

	October 31, 2014	July 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash	$9,030	$4,925
Accounts Receivable	1,372	-
TOTAL ASSETS	10,402	4,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$8,505	$4,291
TOTAL LIABILITIES	8,505	4,291

STOCKHOLDERS' EQUITY
Common stock, par value $0.001, 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000	2,500
Additional paid-in capital	8,000	2,500
Accumulated deficit	(11,091)	(4,366)
Accumulated other comprehensive loss	(12)	-
TOTAL STOCKHOLDERS' EQUITY	1,897	634
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,402	$4,925

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
Consolidated Statement of Operations
(Unaudited)

Three Months Ended
October 31, 2014

REVENUES	$3,331
COST OF GOODS SOLD	1,310
GROSS PROFIT	2,021

OPERATING EXPENSES
General and administrative	2,628
Professional fees	6,118
Total Operating Expenses	8,746

LOSS BEFORE INCOME TAXES	(6,725)
Provision for income taxes	-

NET LOSS	$(6,725)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(12)
TOTAL COMPREHENSIVE LOSS	(6,737)

Basic and Diluted Loss per Common Share	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	3,478,261

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
Statements of Stockholders' Equity
(Unaudited)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Number of Shares	Amount	Capital	Deficit	Loss	Equity

Balance - May 6, 2014	-	$-	$-	$-	$-	$-
Common shares issued for cash at $0.002 per share	2,500,000	2,500	2,500	-	-	5,000
Net loss	-	-	-	(4,366)	-	(4,366)
Balance - July 31. 2014 (Audited)	2,500,000	2,500	2,500	(4,366)	-	634
Common shares issued for cash at $0.002 per share	2,500,000	2,500	2,500	-	-	5,000
Contributed Services	-	-	3,000	-	-	3,000
Net loss	-	-	-	(6,725)	-	(6,725)
Foreign currency translation adjustments	-	-	-	-	(12)	(12)
Balance - October 31, 2014	5,000,000	$5,000	$8,000	$(11,091)	$(12)	$1,897

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
Consolidated Statement of Cash Flows
(Unaudited)

Three Months Ended
October 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss and other comprehensive loss	$(6,737)
Adjustments to non-cash items:
Contributed services	3,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,214
Net cash used in operating activities	(895)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	5,000
Net cash provided by financing activities	5,000

Net increase in cash and cash equivalents	4,105
Cash and cash equivalents - beginning of period	4,925
Cash and cash equivalents - end of period	$9,030

Supplemental Cash Flow
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
Notes to the Consolidated Interim Financial Statements
October 31, 2014

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Bridgewater Platforms Inc. (the "Company") is a Nevada corporation incorporated on May 6, 2014. It is based in Las Vegas, NV, USA, and the Company's fiscal year end is July 31.

On May 20, 2014, the Company incorporated its wholly owned Canadian subsidiary, Bridgewater Construction Ltd. in Etobicoke, Ontario.

The Company intends to develop a modular pool-covering system to install a secure platform each fall that can be walked on and used for whatever purpose the homeowner desires. Each platform will be custom-made from sturdy recycled materials, and when not in use, the company will come back each spring, dissemble, and store the platform at its own secure facility. To date, the Company's activities have been limited to provide construction service to local residents, its formation and the raising of equity capital.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Basis of Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiary, Bridgewater Construction Ltd., All material intercompany balances and transactions have been eliminated.

Foreign Currency Translation and Re-measurement

The Company's functional and reporting currency is the U.S. dollar. The Company's subsidiary's functional currency is the Canadian dollar. All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
ii)	Non-monetary assets and liabilities and equity at historical rates.
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss.  Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date.  If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.  $12 realized exchange gains or losses were recorded during the three months ended October 31, 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $9,030 and $4,925 cash at October 31, 2014 and July 31, 2014, respectively.

Accounts Receivable

The Company's accounts receivable consists of trade receivables from customers. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company does not have allowance for doubtful accounts.  As at October 31, 2014 and July 31, 2014, the Company had $1,372 and $0 in accounts receivable, respectively.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company evaluates the collectability of its accounts receivable on an on-going basis and request deposits whenever it is necessary. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."  The Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending October 31, 2014.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes."  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as at October 31, 2014 and July 31, 2014.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.  See Note 6.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of October 31, 2014.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since and their potential effect on our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

NOTE 3 -GOING CONCERN

The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -   EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On May 6, 2014, the company issued 2,500,000 shares to an officer and director at $0.002 per are for $5,000 cash.

On September 26, 2014, the company issued 2,500,000 shares to an officer and director at $0.002 per are for $5,000 cash.

Other

During the three months ending October 31, 2014 the officers of the Company contributed services valued at $3,000, recognized as contributed capital.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes.  ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in the United States and certain state jurisdictions.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

October 31, 2014
Income tax expense at statutory rate	$(2,287)
Valuation allowance	2,287
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

	October 31, 2014	June 30, 2014
NOL Carryover	$3,771	$1,484
Valuation allowance	(3,771)	(1,484)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $11,091, which expire commencing in fiscal 2032, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – RELATED PARTY TRANSACTIONS

On May 6, 2014, the company issued 2,500,000 shares to an officer and director at $0.002 per are for $5,000 cash.

On September 26, 2014, the company issued 2,500,000 shares to an officer and director at $0.002 per are for $5,000 cash.

The Company does not have employment contracts with its key employees, who are the controlling shareholders and are officers and directors of the Company.   The Company is estimating the cost of services and labor provided to the Company in the production of its revenue and administrative costs.  Expense is calculated based on a normalized salary, allocated to the time provided to the Company.  The computation has been allocated to the production costs and administrative services provided, in the amount of $1,110 and $1,890 for the three months ending October 31, 2014, respectively.  These amounts may change significantly as business expands.  The total services of $3,000, for the three months ending October 31, 2014, was contributed by the officers and recognized as a contribution to equity.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the officers and directors of the Company to use at no charge.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as at October 31, 2014 and July 31, 2014.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS
Management has evaluated subsequent events through the date these financial statements were available to be issued on December 23, 2014.  Based on our evaluation no material events have occurred that require disclosure.

BRIDGEWATER PLATFORMS INC.
INDEX TO AUDITED FINANCIAL STATEMENTS
October 31, 2014

Messineo & Co, CPAs LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
BRIDGEWATER PLATFORMS INC.
Sarasota, FL.

We have audited the accompanying consolidated balance sheet of BRIDGEWATER PLATFORMS INC. (a development stage entity) as of July 31, 2014 and the related consolidated statement of operations, consolidated statement of stockholder's equity and consolidated cash flows for the period from May 6, 2014 (date of inception) through July 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BRIDGEWATER PLATFORMS INC. (a development stage entity) as of July 31, 2014 and the consolidated results of its operations and its cash flows for the period from May 6, 2014 (date of inception) through July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC
Clearwater, Florida
August 21, 2014

BRIDGEWATER PLATFORMS INC.
(A Development Stage Company)
Consolidated Balance Sheet

July 31, 2014

ASSETS
Current Assets
Cash	$4,925
TOTAL ASSETS	4,925

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,291
TOTAL LIABILITIES	4,291

STOCKHOLDER'S EQUITY
Common stock, par value $0.001, 75,000,000 shares authorized,
2,500,000 shares issued and outstanding	2,500
Additional paid-in capital	2,500
Deficit accumulated during the development state	(4,366)
634

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$4,925
The accompanying auditor's report and notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
(A Development Stage Company)
Consolidated Statement of Operations

May 6, 2014
(Inception) to
July 31, 2014

REVENUES	$-

OPERATING EXPENSES
General and administrative	866
Professional fees	3,500
Total Operating Expenses	4,366

OTHER EXPENSE
Interest expense	-

NET LOSS	$(4,366)

Basic and Diluted Loss per Common Share	$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding	2,500,000

The accompanying auditor's report and notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
(A Development Stage Company)
Statement of Stockholder's Equity
For the Period of May 6, 2014 (Inception) to July 31, 2014

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholder's
	Number of Shares	Amount	Capital	Stage	Equity

Balance - May 6, 2014	-	$-	$-	$-	$-

Common shares issued for cash at
$0.002 per share	2,500,000	2,500	2,500	-	5,000

Net loss	-	-	-	(4,366)	(4,366)

Balance – July 31, 2014	2,500,000	$2,500	$2,500	$(4,366)	$634

The accompanying auditor's report and notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

May 6, 2014
(Inception)
to
July 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss and other comprehensive loss	$(4,366)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,291
Net cash used in operating activities	(75)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	5,000
Net cash provided by financing activities	5,000

Net increase in cash and cash equivalents	4,925
Cash and cash equivalents - beginning of year	-
Cash and cash equivalents - end of year	$4,925

Supplemental Cash Flow
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying auditor's report and notes are an integral part of these consolidated financial statements.

BRIDGEWATER PLATFORMS INC. (A Development Stage Company)
Notes to the Audited Financial Statements
From May 6, 2014 (Inception) to July 31, 2014

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Bridgewater Platforms Inc. (the "Company") is a Nevada corporation incorporated on May 6, 2014. It is based in Las Vegas, NV, USA, and the Company's fiscal year end is July 31.

On May 20, 2014, the Company incorporated its wholly owned Canadian subsidiary, Bridgewater Construction Ltd. in Etobicoke, Ontario.

The Company is a developmental stage company and intends to develop a modular pool-covering system to install a secure platform each fall that can be walked on and used for whatever purpose the homeowner desires. Each platform will be custom-made from sturdy recycled materials, and when not in use, the company will come back each spring, dissemble, and store the platform at its own secure facility. To date, the Company's activities have been limited to its formation and the raising of equity capital.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Accounting Standards Codification (ASC) 915 "Development Stage Entities." The Company is devoting substantially all of its efforts to development of business plans.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Basis of Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiary, Bridgewater Construction Ltd., All material intercompany balances and transactions have been eliminated.

Foreign Currency Translation and Re-measurement

The Company's functional and reporting currency is the U.S. dollar. The Company's subsidiary's functional currency is the Canadian dollar. All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
ii)	Non-monetary assets and liabilities and equity at historical rates.
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss.  Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date.  If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.  No significant realized exchange gains or losses were recorded since May 6, 2014, (inception) to July 31, 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $4,925 in as of July 31, 2014.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending July 31, 2014.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes."  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of July 31, 2014.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.  See Note 6.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of July 31, 2014.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not had any revenues since exception, therefore management believes that there will be no material effect on the consolidated financial statements upon adoption.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they will account for these awards for any future stock compensation issuance in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the consolidated financial statements.
Management has considered all recent accounting pronouncements issued since and their potential effect on our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

NOTE 3 -GOING CONCERN

The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -   EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On May 6, 2014, the company issued 2,500,000 shares to an officer and director at $0.002 per are for $5,000 cash.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes.  ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in the United States and certain state jurisdictions.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

			June 30, 2014
Income tax expense at statutory rate	$		$(1,484)
Valuation allowance			1,484
Income tax expense per books		$-	$-

Net deferred tax assets consist of the following components as of:

			June 30, 2014
NOL Carryover	$		$1,484
Valuation allowance			(1,484)
Net deferred tax asset		$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $4,366, which expire commencing in fiscal 2032, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – RELATED PARTY TRANSACTIONS

On May 6, 2014, the company issued 2,500,000 shares to an officer and director at $0.002 per are for $5,000 cash.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of July 31, 2014.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued on August 24, 2014.  Based on our evaluation no material events have occurred that require disclosure.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	3,500
Transfer Agent fees	1,200
Printing of Prospectus	300
Miscellaneous	500

TOTAL	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Emanuel Oliveira and Eric Davies each purchased 2,500,000 shares of our common stock at $0.002 on May 6, 2014 and September 26, 2014, respectively for $5,000 each.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description	Incorporated bt Reference to
3.1	Articles of Incorporation	Exhibit 3.1 to S-1 filed on October 24, 2014
3.2	Bylaws	Exhibit 3.2 to S-1 filed on October 24, 2014
5	Opinion re: Legality	Exhibit 5 to S-1 filed on October 24, 2014
10.1	Informal Agreement with Officers	Exhibit 10.1 to S-1 Amendment No.1 filed on January 21, 2015
21.1	Listing of Subsidiaries	Exhibit 21.1 to S-1 Amendment No.1 filed on January 21, 2015
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)	Exhibit 23.2 to S-1 filed on October 24, 2014
99.1	Subscription Agreement	Exhibit 99.1 to S-1 filed on October 24, 2014

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in each prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         Each prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Etobicoke, Ontario, on February 17 , 2015.

 BRIDGEWATER PLATFORMS INC., Registrant

/s/ Emanuel Oliveira
Emanuel Oliveira
President (Principal Executive
Officer), Chief Financial Officer
(Principal Accounting Officer),
Treasurer and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Emanuel Oliveira	Date: Febraury 17 , 2015
Emanuel Oliveira
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/ Eric Davies	Date: February 17 , 2015
Eric Davies
Secretary and Member of the Board of Directors